Exhibit 99.1

                                         Ann Taylor
                                         NEWS RELEASE
                                         142 West 57th Street New York NY 10019





     ANN TAYLOR ANNOUNCES INTENT TO REDEEM CONVERTIBLE SUBORDINATED NOTES
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      New York, New York, May 20, 2004 - AnnTaylor Stores Corporation, Inc.
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(NYSE: ANN) announced today that it provided The Bank of New York, as Trustee under the indenture, with notification that it intends to redeem all of its

$199,072,000 principal amount at maturity of its convertible subordinated debentures effective June 18, 2004.



      Under the terms of the notes, at any time on or after June 18, 2004,

AnnTaylor Stores Corporation may redeem the notes on at least 30 days' notice to the holders. The redemption price on June 18, 2004 is $635.42 per thousand of the principal amount. The redemption price is comprised of the issue price of $552.56, plus accrued original issue discount of $82.86. Accrued interest will be paid together with the redemption proceeds.



      As a result of this redemption notification, the Company expects that holders will convert their notes into approximately 5.4 million shares of

AnnTaylor Stores Corporation common stock (after the 3-for-2 stock split to be distributed on or about May 26th), on or before June 18, 2004. This expectation is based on AnnTaylor Stores Corporation's common stock continuing to trade at a price greater than the conversion price.



      Ann Taylor Chairman J. Patrick Spainhour said "The anticipated conversion of the convertible notes into shareholders' equity is in line with the Company's strategy of strengthening its financial structure. This anticipated conversion will reduce the Company's annual interest expense by approximately $4.5 million,

but will have no impact on fully diluted earnings per share."



      Ann Taylor is one of the country's leading women's specialty retailers,

operating 667 stores in 44 states, the District of Columbia and Puerto Rico,

and also an Online Store at www.anntaylor.com as of May 1, 2004.
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FORWARD-LOOKING STATEMENTS
      Certain statements in this press release are Forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately client fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store(s); a significant change in the regulatory environment applicable to the Company's business; risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints; the impact of quotas, and the elimination thereof; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of the Company's vendors in Asia and elsewhere; acts of war or terrorism in the United States or worldwide; work stoppages, slowdowns or strikes; the inability of the Company to hire, retain and train key personnel, and other factors set forth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.



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     Contact:
     Jim Smith
     Chief Financial Officer
     (212) 541-3547